Exhibit 5.1

[LETTERHEAD OF THOMPSON & KNIGHT LLP]

July 17, 2006

Petrohawk Energy Corporation.

1100 Louisiana, Suite 4400

Houston, Texas 77002

Re:	Petrohawk Energy Corporation
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Petrohawk Energy Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 4,097,487 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company for issuance pursuant to the employment benefit plans of KCS Energy, Inc., a Delaware corporation (“KCS”), listed on Exhibit A hereto (the “KCS Plans”), which the Company has agreed to assume under the terms of the Amended and Restated Agreement and Plan of Merger, effective as of April 20, 2006, as amended (the “Merger Agreement”), by and among the Company, Hawk Nest Corporation, a Delaware corporation, and KCS.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) a form of the Company’s Registration Statement (the “Registration Statement”) on Form S-8, to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 17, 2006, (ii) the KCS Plans; (iii) a specimen certificate representing the Common Stock, (iv) the Certificate of Incorporation of the Company, as currently in effect, (v) the bylaws of the Company, as currently in effect, and (vi) certain resolutions adopted by the board of directors of the Company with respect to the Merger Agreement and the issuance of the shares of Common Stock contemplated thereby. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others and the disclosures made by the Company in the Registration Statement.

Members of our firm are admitted to the bar in the State of Texas and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, and assuming the due execution and delivery of certificates representing the shares of Common Stock in the form examined by us, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the KCS Plans, when issued in accordance with the terms of the KCS Plans, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Thompson & Knight LLP

Thompson & Knight LLP

Exhibit A

1.	KCS Energy, Inc. 2001 Employee and Directors Stock Plan, as amended

2.	KCS Energy, Inc. 2005 Employee and Directors Stock Plan (includes Star Program), as amended